UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

Journal Media Group, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-36879	47-1939596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203

(Address of principal executive offices)

(414) 224-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Introduction

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding dated February 16, 2016 regarding the settlement of certain litigation relating to the previously announced Agreement and Plan of Merger, dated as of October 7, 2015 (the “Merger Agreement”), by and among Journal Media Group, Inc., a Wisconsin corporation (the “Company” or “JMG”), Gannett Co., Inc. (“Gannett”) and Jupiter Merger Sub, Inc., a wholly owned subsidiary of Gannett (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Gannett (the “Merger”).

As previously disclosed on page 60 of the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by the Company on January 22, 2016 (the “Definitive Proxy Statement”), members of the board of directors of the Company (the “Board”), and the parties to the Merger Agreement, including JMG and Gannett, are defendants in two class action lawsuits filed in the Circuit Court of Milwaukee County, Wisconsin that have been consolidated into a single lawsuit.  The first lawsuit, captioned Seifert v. Aitken, et al., No. 2015-CV-009686, was filed by a purported JMG shareholder on November 24, 2015, and the second lawsuit, captioned Sabattini v. Aitken, et al., No. 2015-CV-010003, was filed by a purported JMG shareholder on December 4, 2015.  The lawsuits have been consolidated into a single action captioned In re Journal Media Group, Inc. Shareholder Litigation, No. 15-CV-009686 (the “Consolidated Action”).  The plaintiffs in the Consolidated Action allege that the directors of JMG breached their fiduciary duties to the Company’s shareholders in connection with the Merger contemplated by the Merger Agreement and that Gannett and its affiliate aided and abetted such alleged breaches of fiduciary duty.  In particular, the plaintiffs allege that the members of the Board breached their fiduciary duties by, among other things, (i) engaging in a deficient and unfair process leading up to the announcement of the Merger Agreement, (ii) agreeing to enter into the Merger Agreement for inadequate consideration, (iii) adopting an executive severance and change in control plan, (iv) agreeing to certain deal protection provisions, such as a termination fee, a “no solicitation” provision, and a “matching rights” provision, and (v) failing to disclose certain material information in the preliminary proxy statement that JMG filed with the SEC on November 4, 2015 (the “Preliminary Proxy Statement”).  The plaintiffs also allege that the Board misleadingly set forth new financial projections in the Preliminary Proxy Statement and question various aspects of the financial analyses performed by the Board’s financial advisor in connection with its opinion.  The plaintiffs seek, among other relief, declaratory and injunctive relief enjoining the Merger, and rescissory damages in an unspecified amount.  On December 18, 2015, JMG and the Board filed a motion to dismiss and a motion to stay discovery and Gannett filed a motion to dismiss, which have yet to be decided by the court.  On January 15, 2016, plaintiff filed a motion for expedited discovery and a motion for temporary injunction, which have yet to be decided by the court.

On February 16, 2016, the parties to the Consolidated Action entered into a memorandum of understanding (the “MOU”) providing for the settlement of all claims in the Consolidated Action.  Under the MOU, and subject to court approval and definitive documentation, the plaintiffs and the putative class members settle and release, against the named defendants and certain related parties, all claims in the Consolidated Action and any pleadings or briefs filed in the same and any potential claim related to, among other things, (i) the matters alleged in any pleadings or briefs filed in the Consolidated Action; (ii) the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) the Preliminary Proxy Statement, Definitive Proxy Statement, and any amendments, supplements, or modifications to any of the foregoing, and any other public disclosures made in connection with or regarding the Merger; (iv) the statutory or fiduciary obligations (including any disclosure obligations) of any of the defendants or certain related parties in connection with the Merger Agreement, the Merger, the

Preliminary Proxy Statement, the Definitive Proxy Statement or any amendments, supplements, or modifications to any of the foregoing, and any other public disclosures made in connection with or regarding the Merger; (v) the negotiations in connection with the Merger Agreement and Merger; and (vi) any and all conduct by any of the defendants and certain related parties arising out of or relating in any way to the negotiation or execution of the MOU and any subsequent stipulation.

The settlement will not affect the timing of the special meeting of the shareholders of the Company, which is scheduled to be held on March 1, 2016, or the amount of the consideration to be received by the Company’s shareholders in connection with the Merger.  While the Company and the other defendants believe that no supplemental disclosure is required under applicable laws, in order to avoid the risk of the Consolidated Action delaying or adversely affecting the Merger and to minimize the expense of defending the Consolidated Action, the Company and the other defendants have agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below.  The MOU contemplates that the parties will enter into a stipulation of settlement.  The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders.  In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Circuit Court of Milwaukee County, Wisconsin will consider the fairness, reasonableness, and adequacy of the settlement.  If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement.  In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Circuit Court of Milwaukee County, Wisconsin for an award of attorneys’ fees and expenses to be paid by the Company or its successor.  The settlement, including the payment by the Company or any successor thereto of any such attorneys’ fees, is also contingent upon, among other things, the Merger becoming effective under Wisconsin law.  There can be no assurance that the Circuit Court of Milwaukee County, Wisconsin will approve the settlement contemplated by the MOU.  In the event that the settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the Consolidated Action, which the defendants believe are without merit.

Supplemental Disclosures

Solely in connection with the settlement of the Consolidated Action as set forth in this Current Report on Form 8-K, the Company agreed to make the following supplemental disclosures to the Definitive Proxy Statement.  These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety.  To the extent that information herein differs from, or updates information contained in, the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.  All page references in the information below are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following supplemental disclosure is added after the third sentence of the sixth paragraph (which paragraph begins “On July 3 …”) on page 15 of the Definitive Proxy Statement under the heading “Background of the Merger”:

The Company expected the integration to be substantially complete by the end of the first quarter of 2016.

The following supplemental disclosure is added after the first sentence of the second full paragraph (which paragraph begins “Also on July 8 …”) on page 16 of the Definitive Proxy Statement under the heading “Background of the Merger”:

They determined it was appropriate to convene a meeting of the Board to discuss Gannett’s expression of interest in light of the fact that Gannett had communicated its interest in writing and had proposed a price of $11 per share of Company common stock, payable in cash.

The first sentence of the eighth full paragraph (which paragraph begins “On August 10 …”) on page 16 of the Definitive Proxy Statement under the heading “Background of the Merger” is replaced, in its entirety, with the following:

On August 10, 2015, at an executive session, our Board, together with members of our senior management and representatives of Foley and Methuselah, met to review and discuss the Company’s strategic plan, which reflected the results of the completed internal strategic review process, and updated financial forecasts prepared by senior management.

The first sentence of the first paragraph (which paragraph begins “On August 11 …”) on page 17 of the Definitive Proxy Statement under the heading “Background of the Merger” is replaced, in its entirety, with the following:

On August 11, 2015, our Board held a regular meeting during which the completed strategic plan was again reviewed and discussed.

The following supplemental disclosure is added after the second sentence of the sixth paragraph (which paragraph begins “On August 17 …”) on page 17 of the Definitive Proxy Statement under the heading “Background of the Merger”:

The non-disclosure agreement contained provisions prohibiting Party A, for a period of two years, from taking certain actions such as acquiring or offering to acquire ownership of the Company, and further prohibiting Party A from requesting that the Company or the Board amend or waive such provisions; provided, however, that such prohibitions did not apply to proposals to acquire the Company made directly to our Board on a confidential basis.

The following supplemental disclosure is added following the first sentence of the first full paragraph (which paragraph begins “Our Board believed …”) on page 24 of the Definitive Proxy Statement under the heading “Reasons for the Merger and Recommendation of Our Board of Directors”:

Our Board further believed that its decision not to contact additional parties other than Gannett and Party A was appropriate in light of concerns that the tax-free status of the April 1, 2015 Scripps/Journal transactions could be affected adversely if the Company were to solicit additional parties.  In addition, our Board believed that Gannett and Party A represented two of the most logical strategic bidders, that Gannett and Party A each had the capacity to complete a transaction and each recently had been actively involved in similar newspaper industry transactions, and that any merger agreement provisions that the Company expected to negotiate would not be preclusive to the receipt by the Company of bona fide superior proposals from other third parties following announcement of the Merger Agreement.

The second sentence of the first full paragraph (which paragraph begins “In its financial analyses …”) on page 27 of the Definitive Proxy Statement under the heading “Opinion of Our Financial Advisor” is replaced, in its entirety, with the following:

No company or transaction used in Methuselah’s analyses is identical to Journal Media Group or the Merger, nor were individual multiples derived for each of the selected companies or the selected transactions independently determinative of Methuselah’s views with respect to its selected public companies or selected precedent transactions analyses, and an evaluation of the results of those analyses is not entirely mathematical.

The second sentence of the first paragraph (which paragraph begins “Methuselah reviewed transaction values ...”) on page 29 of the Definitive Proxy Statement under the heading “Selected Precedent Transactions Analysis” is replaced, in its entirety, with the following:

The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 3.3x to 8.4x (with a mean of 4.5x and a median of 4.2x), as reflected more fully below:

Announcement Date	Acquiror	Target	Enterprise Value/Latest 12 Months EBITDA
June 2015	New Media Investment Group Inc.	The Columbus Dispatch	4.2x
May 2015	Tribune Publishing Company	MLIM, LLC (San Diego Union Tribune)	3.3x
February 2015	New Media Investment Group Inc.	Stephens Media LLC	4.3x
May 2014	Tribune Publishing Company	Landmark Media Enterprises LLC (The Capital and The Carroll County Times)	5.0x
November 2014	New Media Investment Group Inc.	Halifax Media Group, LLC	4.6x
July 2014	New Media Investment Group Inc.	The Providence Journal	3.6x
May 2014	H.F. Lenfest/Lewis Katz	The Philadelphia Inquirer	8.4x(1)
April 2014	Alaska Dispatch Publishing LLC	The McClatchy Company (Anchorage Daily News)	N/A
August 2013	John W. Henry	The New York Times Company (The Boston Globe)	3.5x
September 2013	Gatehouse Media, Inc.	Dow Jones Local Media Group, Inc.	3.4x
February 2013	Berkshire Hathaway Inc.	Tulsa (OK) World	3.5x
July 2013	Berkshire Hathaway Inc.	Landmark Media Enterprises LLC (The Roanoke Times)	5.0x
February 2013	Berkshire Hathaway Inc.	Landmark Media Enterprises LLC (Greensboro (N.C.) News & Record)	5.0x
June 2012	2100 Trust, LLC	Freedom Communications Holdings, Inc. (sale of certain assets)	3.6x
May 2012	Berkshire Hathaway Inc.	Media General, Inc.	4.7x
May 2012	AIM Media Texas, LLC	Freedom Communications Holdings, Inc. (Texas newspapers)	3.8x
June 2012	Halifax Media Holdings LLC	Freedom Communications Holdings, Inc. (sale of certain assets)	3.7x
April 2012	Interstate General Media LLC	Philadelphia Media Network, Inc. (The Philadelphia Inquirer)	NM
May 2012	Versa Capital Management, LLC	Freedom Communications Holdings, Inc. (four newspapers)	3.7x
July 2011	Alden Global Capital LLC	The Journal Register Company	5.0x

December 2011	Halifax Media Holdings LLC	The New York Times Co. Regional Media Group	5.0x
November 2011	MLIM, LLC	The San Diego Union-Tribune	4.1x(2)
November 2011	Berkshire Hathaway Inc.	Omaha World-Herald Co.	6.3x

(1)   Transaction reflects buy-out of partner (not 100% acquisition).

(2)   Excludes contingent payment; if profitability targets were reached, contingent payment could have increased EBITDA multiple to 4.4x.

The following supplemental disclosure is added after the first sentence of the second paragraph (which paragraph begins “Methuselah performed a discounted cash flow analysis ...”) on page 29 of the Definitive Proxy Statement under the heading “Discounted Cash Flow Analysis”:

For purposes of this analysis, stock-based compensation was treated as a non-cash expense.

The second sentence of the second paragraph (which paragraph begins “Methuselah performed a discounted cash flow analysis ...”) on page 29 of the Definitive Proxy Statement under the heading “Discounted Cash Flow Analysis” is replaced, in its entirety, with the following:

Terminal values for Journal Media Group were calculated by applying to Journal Media Group’s calendar year 2018 estimated EBITDA a selected range of EBITDA multiples of 4.5x to 5.5x derived based on Methuselah’s professional judgment and taking into account, among other factors, calendar year 2015 estimated EBITDA multiples of the selected companies and Journal Media Group.

The third sentence of the second paragraph (which paragraph begins “Methuselah performed a discounted cash flow analysis ...”) on page 29 of the Definitive Proxy Statement under the heading “Discounted Cash Flow Analysis” is replaced, in its entirety, with the following:

The present values (as of December 31, 2015) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.0% to 10.0% derived from a weighted average cost of capital calculation.

The second sentence of the paragraph (which paragraph begins “Methuselah reviewed, among other information ...”) spanning pages 29 and 30 of the Definitive Proxy Statement under the heading “Selected Public Companies Analysis” is replaced, in its entirety, with the following:

The overall low to high calendar year 2015 estimated EBITDA multiples observed for the selected companies for which information was publicly available were 5.0x to 6.4x (with a mean of 5.8x and a median of 5.9x), as reflected more fully below:

Selected Companies	Enterprise Value/CY 2015E EBITDA
A.H. Belo Corporation	N/A
Lee Enterprises, Incorporated	N/A
Gannett Co., Inc.	5.6x
New Media Investment Group Inc.	6.2x
The McClatchy Company	6.4x
Tribune Publishing Company	5.0x

The fourth sentence of the fourth paragraph (which paragraph begins “We are …”) on page 31 of the Definitive Proxy Statement under the heading “Certain Unaudited Prospective Financial Information” is replaced, in its entirety, with the following:

Apart from the 2015 financial forecast, no management forecasts were provided to Gannett or Party A.

Footnote (1) to both the Case I and Case II tables on page 33 of the Definitive Proxy Statement under the heading “Certain Unaudited Prospective Financial Information—Management Forecasts” are both replaced, in their entirety, with the following:

(1) Defined as net earnings (loss) excluding earnings from discontinued operations, net, before provision for income taxes, total other (income) expense, net (which is comprised of interest income and expense), depreciation and amortization and before transition and integration-related costs, non-cash impairment charges and workforce reduction charges, and including anticipated future synergies to be realized as a result of the April 1, 2015 Scripps/Journal transactions, all adjusted to give effect to the April 1, 2015 Scripps/Journal transactions for all periods prior to April 1, 2015.  Amounts include non-cash charges for stock-based compensation of $1 million for 2015 and $1.7 million for 2016, 2017 and 2018.

Footnote (2) to both the Case I and Case II tables on page 33 of the Definitive Proxy Statement under the heading “Certain Unaudited Prospective Financial Information—Management Forecasts” are both replaced, in their entirety, with the following:

(2) Defined as net cash provided by operating activities (excluding changes in working capital) less purchases of property, plant and equipment, including the after-tax impact of approximately $1 million of non-cash charges for stock-based compensation.

The following supplemental disclosure is added after the third paragraph (which paragraph begins “Our shareholders …”) on page 34 of the Definitive Proxy Statement under the heading “Interests of our Directors and Officers in the Merger”:

No arrangements have been entered into pursuant to which any of our executive officers will become a director or executive officer of Gannett in connection with the Merger and no discussions with Gannett regarding any such arrangements have occurred.

*     *    *

Additional Information and Where to Find It

The proposed Merger involving JMG and Gannett is being submitted to the shareholders of JMG for their consideration. JMG has filed with the SEC the Definitive Proxy Statement in connection with the proposed Merger and mailed to its shareholders the Definitive Proxy Statement on or about January 22, 2016. JMG urges investors and shareholders to read the Definitive Proxy Statement as amended by this Form 8-K, as well as other documents filed with the SEC, because they contain important information. Investors and security holders are able to receive the Definitive Proxy Statement and other documents free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2363 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder.  However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed Merger are set forth in the Definitive Proxy Statement. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015.  These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed Merger with Gannett. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof.  There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements.  Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed Merger; potential disruption from the proposed Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed Merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed Merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million.  These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate.  By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements.  Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication.  JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL MEDIA GROUP, INC.

Date: February 16, 2016	By:	/s/ Hillary A. Ebach
Hillary A. Ebach
Vice President, General Counsel and Corporate Secretary